UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to § 240.14a-12

Sourcefire, Inc.

(Name of Registrant as Specified in its Charter)

Cisco Systems, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Sourcefire, Inc.

Commission File No.: 001-33350

The following is an email message sent on behalf of John Chambers, Chairman and Chief Executive Officer of Cisco Systems, Inc., to employees of Sourcefire, Inc.

July 23, 2013

Dear Sourcefire Employee:

Today is a very exciting day for Cisco and for Sourcefire, as well as our customers and partners who depend on our solutions to defend and drive their businesses every day. Security has always been a top priority for Cisco and we are deeply committed to being our customers’ leading security partner. We recognize the potential that a Cisco-Sourcefire combination can have to deliver the strongest, most holistic security platform in the industry.

Our customers’ security challenges are increasing every day and they are asking us to do more to help. This is why the definitive agreement to make Sourcefire a part of Cisco is so important to us and to the market. Upon successful completion and integration of this acquisition, together we will be positioned to deliver the most pervasive, integrated and continuous detection and threat prevention solutions in the market.

Sourcefire will be an integral part of our Cisco Security business and our expectation is that Sourcefire employees will join the Security Group, led by Chris Young, SVP, Security Group. For those of you who do not yet know Chris, I am confident you will quickly come to respect and admire his leadership as I have. I have high expectations for what we can do to become the leading security player in the industry and Chris will be depending on the Sourcefire team to help realize our vision and execute on our strategy.

We have a very disciplined and respected acquisition process at Cisco that is part of our build-buy-partner strategy for innovation. The Sourcefire acquisition is compelling to us for a number of reasons, including how complementary our strong portfolios and teams are. We have come to learn how consistently we both see the opportunity and imperatives in the market and how aligned our strategies are. Just as important, we have very similar cultures – the same intense focus on customers, teamwork and collaboration.

Each of you, as Sourcefire employees, should be very proud of the company you have built, the innovation you have introduced, and the positive impact you have had globally. We highly admire, respect and value your technology, products, your ecosystem, and most importantly, your talented and experienced employee base. We are very confident that together we are uniquely positioned to deliver the holistic security architecture to help our customers capitalize on their opportunities and imperatives ahead.

I encourage you to contact your manager directly with any questions. Over the course of the next few weeks and months, the Acquisition Integration team will meet with you and your team to share next steps in this process. We hope you will be candid in your feedback so that we can adjust accordingly to meet your needs.

Cisco is proud to have a culture and organizational structure that promotes open communication, encourages innovation and enables a collaborative approach to decision-making while rewarding outstanding individual contributions. In short, we are a large organization with a true entrepreneurial spirit. This acquisition is a key step toward achieving our vision and differentiated strategy and we look forward to a strong future together.

In the coming weeks, I ask you to think big about what we can do together. We have an incredible opportunity to become our customers’ leading security partner and we will look to each of you for the passion, innovation, teamwork and execution to get us there. We look forward to working with you to unlock the potential that the Cisco-Sourcefire combination will deliver to the market – and we’ll have fun doing it.

Welcome to the Cisco family.

Sincerely,

John Chambers

Chairman and CEO

Cisco

Forward-Looking Statements

This letter contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of integration plans are forward-looking statements. Risks, uncertainties and assumptions include those described in the joint press release announcing our proposed acquisition of Sourcefire and in Cisco’s SEC reports (including but not limited to its most recent reports on Form 10-K and Form 10-Q filed with the SEC on September 12, 2012 and May 21, 2013, respectively). These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at http://www.cisco.com/go/investors. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Cisco’s results could differ materially from its expectations in these statements. Cisco undertakes no obligation to revise or update any forward-looking statement for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Sourcefire will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Sourcefire. Sourcefire’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Sourcefire by going to Sourcefire’s Investor Relations page on its corporate website at http://investor.sourcefire.com/ or by directing a request to Sourcefire at: Sourcefire, 9770 Patuxent Woods Drive, Columbia, MD 21046.

Sourcefire and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Sourcefire’s stockholders with respect to the acquisition. Information about Sourcefire’s executive officers and directors is set forth in the proxy statement for the Sourcefire 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Investors may obtain more detailed information regarding the direct and indirect interests of Sourcefire and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Sourcefire’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on September 26, 2012, annual report on Form 10-K filed with the SEC on September 12, 2012, Form 8-K filed with the SEC on February 1, 2013, and Form 8-K filed with the SEC on October 4, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at http://www.cisco.com/go/investors.